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                                                                     Exhibit 5.1

                                October 20, 2004

(213) 229-7000

                                                                   C 12165-00087

CalAmp Corp.
1401 North Rice Avenue
Oxnard, CA 93030

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 (the "Registration Statement") of CalAmp Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on the date hereof pursuant to the Securities Act of 1933, as amended (the "Securities Act of 1933"), in connection with the offering from time to time by the stockholders identified therein of 7,118,617 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

      For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, including such documents, records, certificates and other instruments as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

      On the basis of the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on the statements of fact contained in the documents we have examined, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.

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CalAmp Corp.
October 20, 2004
Page 2

      The Company is a Delaware corporation. We are admitted to practice in the State of California and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of California, federal law and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission.

                                                     Very truly yours,

                                                     GIBSON, DUNN & CRUTCHER LLP